Exhibit 99.1

PRESS RELEASE

1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701	(432) 684-3727	Manager of Investor Relations
http://www.plll.com		cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES

2005 PRODUCTION AND PROVED RESERVES

MIDLAND, Texas, (BUSINESS WIRE), January 18, 2006 – Parallel Petroleum Corporation (NASDAQ: PLLL) today announced that its production for the year ended December 31, 2005 was 1.5 million BOE, a 29% increase from the previous year. Production for 2005 was 61% oil and 39% natural gas. Production in the fourth quarter of 2005 was 450,000 BOE, or 4,873 BOE per day, a 29% increase over the fourth quarter of 2004 and a 4% increase over the third quarter of 2005.

The Company’s proved reserves as of December 31, 2005 increased approximately 21% to 26.3 million BOE, compared to 21.7 million BOE as of December 31, 2004. The Company’s Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2005 increased approximately 85% to $382 million, compared to $206 million as of December 31, 2004, using year-end pricing of $61.04 per barrel of oil and $9.43 per Mcf of natural gas. The 2005 year-end proved reserves were 84% oil/16% natural gas and 61% proved developed producing/2% proved developed non-producing/37% proved undeveloped.

Management Comments

Larry C. Oldham, Parallel’s President commented, “We are proud to report that the Company’s production, reserves and Standardized Measure of Discounted Future Net Cash Flows are at all-time highs. This record growth is the result of the combined effects of our change in business strategy that was implemented in June 2002, reserve additions and higher oil and natural gas prices.”

In a final comment, Oldham stated, “We replaced approximately 405% of our 2005 production through our acquisitions and active development drilling program associated with our portfolio of oil and gas projects. Because of our two resource gas plays and our five low-risk development oil projects, we believe we are positioned for strong long-term production and reserve growth.”

RELATED TABLES FOLLOW

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Parallel Petroleum Announces 2005 Production and Proved Reserves

January 18, 2006

Fourth Quarter 2005 Production and Proved Reserves by Area/Property as of December 31, 2005

The following table represents the Company’s fourth quarter 2005 average daily production, proved reserves as of December 31, 2005, on a property basis, and the Standardized Measure of Discounted Future Net Cash Flows.

	Average	Proved Reserves as of 12-31-05 (1) (2))
	4Q 2005	PDP (3)		PDNP (4)		PUD (5)		Total Proved
AREA/PROPERTY	Production BOEPD (2)	MMBOE	PV-10% ($MM)	MMBOE	PV-10% ($MM)	MMBOE	PV-10% ($MM)	MMBOE	PV-10% ($MM)	% of PV-10%

Resource Projects
Barnett Shale	420	0.30	$8.2	0.09	$1.9	0.71	$10.7	1.10	$20.8	4%
New Mexico Wolfcamp	43	0.12	3.3	0.09	2.8	—	—	0.21	6.1	1%
Total	463	0.42	$11.5	0.18	$4.7	0.71	$10.7	1.31	$26.9	5%

Permian Basin of West Texas
Fullerton San Andres	1,588	9.22	$152.5	0.05	$1.7	1.71	$28.0	10.98	$182.2	37%
Carm-Ann San Andres/N. Means Queen	554	1.73	34.6	—	—	1.71	25.0	3.44	59.6	12%
Harris San Andres (2)	55	0.63	12.1	—	—	2.66	45.9	3.29	58.0	12%
Diamond M Shallow	66	0.77	10.0	0.20	5.5	1.68	30.2	2.65	45.7	9%
Diamond M Canyon Reef	339	0.66	13.8	—	—	0.98	28.8	1.64	42.6	9%
Other Permian Basin	312	1.27	22.2	—	—	0.28	6.4	1.55	28.6	6%
Total	2,914	14.28	$245.2	0.25	$7.2	9.02	$164.3	23.55	$416.7	85%

Onshore Gulf Coast of South Texas
Yegua/Frio	479	0.65	$19.0	0.04	$1.3	—	$—	0.69	$20.3	4%
Wilcox	906	0.57	21.1	—	—	0.11	3.7	0.68	24.8	5%
Cook Mountain	111	0.09	3.8	—	—	—	—	0.09	3.8	1%
Total	1,496	1.31	$43.9	0.04	$1.3	0.11	$3.7	1.46	$48.9	10%

GRAND TOTAL	4,873	16.01	$300.6	0.47	$13.2	9.84	$178.7	26.32	$492.5	100%

Estimated Future Income Taxes (6)			(67.5)		(3.0)		(40.1)		(110.6)
Estimated Standardized Measure of
Discounted Future Net Cash Flows			$233.1		$10.2		$138.6		$381.9

(1) Based on independent reserve study by Cawley, Gillespie & Associates, Inc. utilizing NYMEX prices of $61.04 per barrel of oil and $9.43 per Mcf of natural gas.
(2) Does not include approximately 3.5 million BOE of reserves associated with the “Harris San Andres” properties that were acquired on January 12, 2006.
(3) PDP is proved developed producing reserves.
(4) PDNP is proved developed non-producing reserves.
(5) PUD is proved undeveloped reserves.
(6) Future income taxes have been estimated utilizing the same tax rate applicable to the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2004.

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Parallel Petroleum Announces 2005 Production and Proved Reserves

January 18, 2006

Proved Reserves – December 31, 2005 compared to December 31, 2004

The following table represents Parallel’s total proved reserves by category and the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2004 and as of December 31, 2005.

	December 31, 2004 (1)	December 31, 2005 (1) (2)	Percentage Change
Total Proved Reserves:
Oil (MMBbls)	18.9	22.1	17%
Gas (Bcfg)	16.8	25.4	51%
MMBOE	21.7	26.3	21%
SEC Reserve Categories:
PDP (MMBOE) (3)	15.1	16.0	6%
PDNP (MMBOE) (4)	0.3	0.5	67%
PUD (MMBOE) (5)	6.3	9.8	56%
Total Proved Reserves (MMBOE)	21.7	26.3	21%
Standardized Measure of
Discounted Future Net Cash Flows ($MM)	$206	$382 (6)	85%
NYMEX prices:
Per Bbl of oil	$43.46	$61.04	40%
Per Mcf of natural gas	$6.18	$9.43	53%

(1) Based on independent reserve study prepared by Cawley, Gillespie & Associates, Inc., our independent petroleum engineers.
(2) Does not include approximately 3.5 million BOE of reserves associated with the "Harris San Andres" properties that were acquired on January 12, 2006.
(3) PDP is proved developed producing reserves.
(4) PDNP is proved developed non-producing reserves.
(5) PUD is proved undeveloped reserves.

(6) The Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2005 has been estimated utilizing the same tax rate applicable to the Standardized Measure of Discounted Future Net Cash Flows as of December 31, 2004.

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About Parallel Petroleum Corporation

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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